As filed with the Securities and Exchange Commission on October 3, 2001. Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------
                           FARMERS NATIONAL BANC CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              OHIO                                        34-1371693
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION
NUMBER)

                                   ----------
                              20 SOUTH BROAD STREET
                               CANFIELD, OH 44406
                                  (330)533-3341

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

               FRANK L. PADEN                IT  IS  REQUESTED  THAT COPIES OF
          PRESIDENT AND SECRETARY               COMMUNICATIONS BE SENT TO:
         FARMERS NATIONAL BANC CORP.                CHARLES D. NIEHAUS
          20 SOUTH BROAD STREET                   COOPER & WALINSKI, LPA
             CANFIELD, OH  44406                    5630 N. MAIN STREET
                  (330)533-3341                     SYLVANIA, OH  43560
                                                       (419)882-0594

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                               Proposed              Proposed
                                            Amount              Maximum               Maximum
                                            to be           Offering Price           Aggregate              Amount of
       Title of each Class of           Registered (1)       Per Share (2)       Offering Price (2)      Registration Fee
    Securities to be Registered
-----------------------------------------------------------------------------------------------------------------------------

   Common Stock, $0.00 par value        750,000 shares          $10.14               $7,605,000              $1901.25
============================================================================================================================

(1) The shares registered on this form are in addition to the shares previously registered.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) under based on the average of the bid and asked price of the Common Stock as of October 2, 2001.

                                   PROSPECTUS

                                 750,000 SHARES

                           FARMERS NATIONAL BANC CORP.

                                  COMMON STOCK
                                 (NO PAR VALUE)

                       AMENDED DIVIDEND REINVESTMENT PLAN

         The Amended Dividend Reinvestment Plan (the "Plan") of Farmers National Banc Corp. (the "Corporation") provides a convenient and economical way for the Corporation's shareholders to purchase additional shares of the Corporation's no par value Common Stock (the "Common Stock").

         Under the Plan, shares of the Corporation will be purchased using dividend proceeds. The Shares will be purchased in the open market (if available) and directly from the Corporation. The purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price reported in the market of the Corporation's shares during the twenty calendar days prior to the Dividend Record Date. The purchase price for shares of Common Stock purchased in the open market will be the cost (including brokerage commissions) to the Agent of such purchases. The purchase price per share to all participants will be based upon the weighted average of the prices of all shares purchased.

         As of the date of this Prospectus, there is no established public trading market for the Common Stock of the Corporation. Shares of the Corporation's Common Stock are not traded on any national or regional exchange. Shares are traded through a number of brokerage firms and are reported through the NASDAQ pink sheets.

         Farmers National Bank of Canfield (the "Bank"), a wholly-owned subsidiary of the Company, has been designated as the Administrator of the Plan.

         This Prospectus relates to 750,000 shares of no par value Common Stock of the Corporation registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

         THE COMMON STOCK OF THE CORPORATION OFFERED HEREBY IS NOT THE OBLIGATION OF OR GUARANTEED OR ENDORSED BY ANY BANK. IT DOES NOT CONSTITUTE A BANK DEPOSIT. IT IS NOT FEDERALLY INSURED OR PROTECTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN COMMON STOCK OF THE CORPORATION, AS WITH ANY INVESTMENT IN COMMON STOCK, INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS OCTOBER 3, 2001

                                 THE CORPORATION

         The Corporation is a one-bank holding company registered under the Bank Holding Company Act of 1956, as amended. The only subsidiary is The Farmers National Bank of Canfield (the "Bank"), which was acquired on March 31, 1983. The Corporation and its subsidiary operate in one industry, domestic banking. The Corporation conducts no business activities except for investment in securities permitted under the Bank Holding Company Act. Bank holding companies are permitted under Regulation Y of the Board of Governors of the Federal Reserve System to engage in other activities such as leasing and mortgage banking.

         The executive office of the Corporation is located at 20 South Broad Street, P.O. Box 555, Canfield, Ohio, 44406 (Telephone (330) 533-3341).

         The Amended Dividend Reinvestment Plan (the "Plan") of Farmers National Banc Corp. (the "Corporation") is set forth below in its entirety:

                             DESCRIPTION OF THE PLAN

Purpose

         The purpose of the Plan is to provide record holders of the Corporation's Common Stock with a convenient and economical method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock. The Plan also provides, with discretion and approval of the Board of Directors, to permit shareholders of record who become participants in the Plan to make optional cash payments of a maximum of $1,000 per calendar quarter for investment in Common Stock. Shares of Common Stock to be purchased under the Plan may be made available by the Corporation from treasury shares, authorized but unissued shares or may be purchased for participants in the open market, at the Corporation's option. See "Purchase of Shares." Shares of Common Stock purchased from the Corporation's treasury shares or authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The Corporation will receive no proceeds from purchases by the Plan of any shares in the open market. The Board of Directors can limit or suspend the Plan at any time, in its discretion.

Advantages of the Plan

         During implementation of the Plan, at the Board's discretion, shareholders of record who enroll in the Plan will have all cash dividends on their shares of Common Stock automatically reinvested in shares of Common Stock. The price of all shares of Common Stock purchased under the Plan will be based on the market value of the shares. Participants in the Plan will not incur any brokerage commissions, fees or service charges in connection with purchases of shares from the Corporation under the Plan. Participants in the Plan will incur brokerage commission, fees or service charges in connection with purchase of shares on the open market under the plan. The Plan permits cash dividends to be fully invested because fractions of shares, as well as full shares, of Common Stock are credited to participants' accounts under the plan. In addition, cash dividends paid on whole shares, and any fraction of a share, of Common Stock credited to a participant's account are reinvested in the same manner.

         Participants in the Plan may have the opportunity to make optional cash payments to the Plan, up to a maximum of $1,000 per calendar quarter, to be invested in shares of Common Stock in the same manner as reinvested dividends. The Board of Directors may further limit such cash payments on a per investor or pro-rata per share basis. See "Supplemental Investments."

         Shareholders are cautioned that the Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation's earnings, financial requirements and other factors.

Administration of the Plan

         The Corporation will appoint an independent agent from time to time (the "Agent"), to execute purchases and sales of Common Stock on behalf of the Plan and its participants. The Agent will be a registered broker-dealer or bank as defined in Section 3(a) (5) of the Securities Exchange Act of 1934. The Agent will not be an affiliate of the Corporation, and neither the Corporation nor any affiliate of the Corporation will exercise any direct or indirect control or influence over the times when or the prices at which, the Agent may purchase the Corporation's Common Stock for the Plan, the amount of Common Stock to be purchased, or the manner in which the Common Stock is to be purchased. The Farmers National Bank of Canfield, a banking corporation organized under the laws of the United States and a wholly-owned subsidiary of the Corporation will administer the Plan for participants, keep records, send statements of account to Participants and perform other clerical and ministerial duties relating to the plan. Shares of Common Stock purchased under the Plan are registered in the name of the Bank or its nominee, as custodian and credited to participants' accounts under the Plan.

         Although shares purchased under the Plan are registered in the name of the Bank or its nominee, shareholders will continue to hold their current shares in their own names and should not transfer any shares to the Bank.

Eligibility

         All record holders of shares of Common Stock are eligible to participate in the Plan, except as described in this section. The Corporation reserves the right to deny participation in the Plan to any shareholder who resides in a jurisdiction having laws or regulations that impose conditions upon the Plan which are unacceptable to the Corporation, or who fails to provide documentation acceptable to the Corporation of his or her state or country (if other than the United States) of residence. Consequently, the Plan may not be available to shareholders who live in certain states or in countries other than the United States. A shareholder of record who wishes to participate in the Plan must certify his or her state or country of residence in the Authorization Form accompanying this Prospectus and agree to notify the Bank if such state or country of residence changes. Upon receipt of the Authorization Form, the Bank will notify the shareholder within a reasonable time if the Plan is not available in the state or country in which the shareholder resides.

Entry Into the Plan

         A holder of record of shares of Common stock may enroll in the Plan at any time by completing and signing the enclosed Authorization Form and returning it to the Bank. Once enrolled in the Plan, a participant will continue to be enrolled without further action, unless the participant moves to a state or country in which the Plan is not available or gives written notice to the Bank that the participant wishes to withdraw from participation. See "Withdrawal from the Plan."

Authorization Form

         The Authorization Form authorizes the Bank to receive (or pay over to the Agent if shares will be purchased in the open market) the participating shareholder's cash dividends on all or a portion of shares of Common Stock registered in the participant's name and the shares credited to the participant's account under the Plan, and directs the Bank (or Agent if shares will be purchased in the open market) to invest such dividends in shares of Common Stock under the Plan.

         A participant may elect to reinvest cash dividends paid on all or a portion of the shares of Common Stock held of record by the participant in the Plan or credited to the participant's account under the Plan, by designating the participant's election on the Authorization Form. Participants electing partial reinvestment of cash dividends must designate the number of whole shares for which they want to receive cash dividends. Dividends paid on all other shares held of record by the participant and all shares credited to the participant's account under the Plan will be reinvested in additional shares of Common Stock.

         Reinvestment levels may be changed from time to time as a participant desires by submitting a new Authorization Form to the Bank. To be effective with respect to a particular Dividend Record Date, any such change must be received by the Bank before such Dividend Record Date.

         If a participant specifies full reinvestment, cash dividends paid on shares of Common Stock held of record by the participant in the Plan and all shares credited to the participant's account under the Plan will be reinvested in additional shares of Common Stock. If a participant specifies partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.

         A beneficial owner of shares of Common Stock whose shares are registered in the name of a bank, broker or nominee and who wishes to participate in the Plan must become a shareholder of record by having the shares transferred into his or her own name.

Commencement of Dividend Reinvestment

         Record dates for determining the record holders of Common Stock entitled to receive cash dividends declared on the Common Stock ("Dividend Record Dates") are chosen from time to time by the Corporation's Board of Directors and are customarily in the months of March, June, September and December of each year (the "Dividend Months") . If a shareholder's Authorization Form is received by the Bank before a Dividend Record Date, the reinvestment of the shareholder's dividends will commence with the payment of that dividend ("Dividend Payment Date"). If the Authorization Form is received by the Bank on or after such Dividend Record Date, the reinvestment of dividends will not start until the next Dividend Payment Date. Dividend Record Dates will vary from time to time, and may be chosen in months other than March, June, September and December. A shareholder can minimize the possibility of missing a desired entry date by delivering an Authorization Form to the Bank before the first day of a Dividend Month in which the shareholder desires to commence participation in the Plan.

Supplemental Investments

         Participants in the Plan may invest in shares of Common stock under the Plan by making optional cash payments ("Supplemental Investments"). The Board of Directors may limit the aggregate amount of Supplemental Investments as well as individual Supplemental Investments. Such limits will be established with notice provided to participants prior to a Dividend Record Date. A participant's Supplemental Investments may not however exceed $1,000 per calendar quarter (any three-month period ending March 31, June 30, September 30 or December 31).

         Supplemental Investments must be received by the Bank no later than three business days prior to a Dividend Record Date to be invested on the Dividend Payment Date. Otherwise, the Supplemental Investment will be held by the Bank and invested on the next Dividend Payment Date. See "Purchase of Shares." Shares of Common Stock purchased with Supplemental Investments will be held, and the dividends from such shares will be reinvested, in the same manner as all other shares purchased through the Plan.

         A shareholder may make an initial Supplemental Investment by enclosing a check or money order with the Authorization Form when enrolling. Thereafter, Supplemental Investments may be made by forwarding a check or money order to the Bank together with a payment form which will accompany each statement of account. All checks and money orders for Supplemental Investments should be made payable to "Farmers National Bank of Canfield, Administrator for the Farmers National Banc Corp. Dividend Reinvestment Plan." Participants in the Plan have no obligation to make Supplemental Investments, and may cease or resume making Supplemental Investments at any time.

         NO INTEREST WILL BE PAID ON AMOUNTS HELD PENDING SUPPLEMENTAL INVESTMENTS. Investors should transmit Supplemental Investments so as to reach the Bank shortly (but not less than three business days) before a Dividend Record Date.

         Supplemental Investments received by the Bank will be transmitted to a segregated escrow account for the benefit of the participants. The escrow account will not be subject to any liens, any creditor claims, any bankruptcy proceedings if the Corporation files for bankruptcy, or any other claims against the Corporation. Supplemental Investment will be transmitted to the escrow account by the opening of business on the next business day if the funds are received before noon, and by noon of the next business day if the funds are received after noon.

         If shares of Common Stock are not purchased within 30 days of the Dividend Payment Date, the Bank will mail to each participant a check in the amount of any such unapplied Supplemental Investments, without interest.
See "Purchase of Shares."

         Any Supplemental Investment will be refunded if a written request for a refund is received by the Bank no later than 48 hours prior to the Dividend Payment Date on which the Supplemental Investment would otherwise be invested. However, no refund of a check or money order will be made until the funds have been actually received by the Bank. Accordingly, such refunds may be delayed several weeks from the original date of the request.

         The Corporation, by its Board of Directors and from time to time, may limit the total cash contributions to or discontinue the Supplemental Investment Option under the Plan. Each participant will receive a notice from the Corporation when and if the Board of Directors determines to limit or discontinue the Supplemental Investment Option. Supplemental Investments received by the Bank which are not applied due to a limitation or discontinuance of the Supplemental Investment Option will be returned to each participant in the same manner as if no shares of Common Stock were purchased.

Payment for Dividends by the Corporation to the Bank

         As and when dividends are paid on the Common Stock, the Corporation will promptly pay to the Bank all dividends payable in respect of all shares of Common stock held of record by participants in the Plan and all shares credited to participants' accounts under the Plan, subject to any applicable tax withholding requirements. See "Federal Income Tax Consequences."

Purchase of Shares

         Shares of Common Stock purchased under the Plan by Participants will be acquired either directly from the Corporation, in which event the shares will be either authorized but unissued shares or shares held in the Corporation's treasury ("Additional Shares"), or on the open market, or by a combination of the foregoing at the option of the Corporation.

         For purchases made in the open market, on each Dividend Payment Date, the Bank will pay over to the agent the dividend received in accordance with "Payment for Dividends by the Corporation to the Bank" above, together with all Supplemental Investments received at least three business days before the Dividend Record Date. See "Payment for Dividends by the Corporation to the Bank" and "Supplemental Investments." The Agent will use these funds to purchase shares of Common Stock on that Dividend Payment Date or as promptly as practicable thereafter, but in no event not more than thirty (30) days after the payment date.

         The Corporation's intent is to purchase Shares in the open market, if possible, and to supplement such purchases, if necessary, with purchases directly from the Corporation. Notwithstanding the foregoing, the Corporation may not change its intention to purchase in the open market more than once in any three-month period. In addition, the Corporation may not change such determination unless the Corporation's Board of Directors or Chief Financial Officer documents that the Corporation's need to raise additional capital has changed, or that there is another valid reason for such change.

         If at any time the Corporation determines not to make Additional Shares available for purchase under the Plan and the Agent is unable to purchase shares of Common Stock in the open market neither the Corporation nor the Bank shall have any liability to any participant arising out of the inability to make purchases at such time. Notwithstanding the foregoing, if shares of Common Stock are not purchased within 30 days after a Dividend Payment Date, the Bank will mail to each participant a check in the amount of any such unapplied cash dividends and Supplemental Investments, without interest.

Price of Shares

         The purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price of the Corporation's shares in trades effected during the twenty calendar days prior to the Dividend Record Date. (A "weighted average" purchase price takes into account the number of shares purchased at a particular price.) In the event that there have been no trades effected during such period of time, the purchase price of the Common Stock purchased from the Corporation will be the weighted average purchase price used in the most recent purchase of shares from the Corporation under the Plan. Open market purchases will be made as soon as possible after the applicable Dividend Payment Date, but not more than 30 days after such date. The purchase price for shares of Common Stock purchased in the open market will be the cost (including brokerage commissions) to the Agent of such purchases. The purchase price per share to all participants will be based upon the weighted average of the prices of all shares purchased.

Allocation of Shares

         Shares of Common Stock purchased with reinvested dividends and Supplemental Investments will be allocated by the Bank among the computerized accounts of all participants in the Plan. The number of shares that will be allocated to a participant's account following any Dividend Payment Date will depend on the amount of the participant's dividends and Supplemental Investments (if any) available for investment on such date and the purchase price of the shares. Each participant's account will be credited with a number of shares (including fractions computed to four decimal places) equal to the total funds to be invested for the participant, divided by the applicable purchase price (also computed to four decimal places).

Costs of Participation

         There will be no brokerage commissions or service charges to participants for purchases under the Plan when shares are purchased from the Corporation. Participants will be charged the actual cost (including brokerage commission) for Common Stock purchased on the open market. Open market purchases must be made as soon as practicable on or after the Dividend Payment Date but in no circumstances more than 30 days after such date. The purchase price to the participants for shares purchased in the open market will be the cost (including brokerage commissions, if any) to the Agent. The purchase price to all participants shall be the weighted average of the prices of all shares purchased.

Reports to Participants

         Each participant in the Plan will receive statements of account which lists all purchases credited to the participant's account during a calendar quarter as well as cumulative account information. These statements are a participant's record of the costs of the purchases of Common

Stock made for the participant's account under the Plan and should be retained for income tax purposes. Each participant will also receive the most current Prospectus for the Plan and all communications sent to the Corporation's shareholders, including the Corporation's quarterly and annual reports, notices of meetings of shareholders and proxy statements.

Issuance of Certificates to Participants

         Shares of Common Stock purchased under the Plan for the accounts of participants will be registered in the name of the Bank, or one of its nominees. Certificates for such shares will not be issued to participants unless requested. This custodial service will help to protect participants against the risk of loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to a participant's account under the Plan will be issued at any time upon the participant's written request to the Bank. Any remaining whole shares and fractions of shares will continue to be credited to the participant's account. Certificates for fractions of shares will not be issued under any circumstances. A participant will receive cash payment in lieu of any fractional share credited to the participant's account in the event of withdrawal from or termination of the Plan. See "Withdrawal from the Plan" and "Amendment and Termination of the Plan."

         A participant's account under the Plan will be maintained in the name in which the participant's shares of Common Stock were registered at the time the participant enrolled in the Plan. Certificates issued at the participant's request will be similarly registered, and dividends paid on shares represented by such certificates will continue to be reinvested in accordance with the Plan.

         Shares credited to a participant's account under the Plan may not be pledged. A participant who wishes to pledge shares credited to the participant's account must request certificates for such shares from the Bank.

Gift/Transfer of shares within the Plan

         If a participant wishes to transfer the ownership of all or part of the participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed Gift/Transfer Form, along with an executed stock power and an Authorization Form completed by the transferee to the Bank. Transfers of less than all of the participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless the participant's entire account is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates. Gift/Transfer Forms, Stock Power Forms and Authorization Forms are available upon request from the Bank.

         Shares so transferred will continue to be held by the Bank under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant and such transferee will automatically be enrolled in the Plan. The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account.

Stock Dividends and Stock Splits

         Any stock dividends or split shares distributed by the Corporation on shares of Common Stock credited to a participant's account under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in a participant's name will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

Voting of Shares Held Under the Plan

         Participants in the Plan are entitled to direct the voting of all whole shares of Common Stock credited to their respective accounts. Prior to each meeting of the Corporation's shareholders, each participant in the Plan will be sent a request for voting instructions which will enable the Participant to instruct the Bank with respect to the voting of the participant's shares on each matter to be considered and voted upon at such meeting. If the request form is returned to the Bank properly signed and marked for voting, all whole shares credited to the participant's Plan account will be voted as marked. If no instructions are received on a properly signed and returned request form with respect to any item thereon, all of such shares will be voted in accordance with the recommendations of the Corporation's management, just as for non-participating shareholders who return proxies and do not provide instructions. If the request form is not returned or is returned unsigned, none of such shares will be voted.

         A participant who wishes to attend a meeting of the Corporation's shareholders and vote shares of Common Stock credited to the participant's Plan account in person must request a proxy from the Bank before the meeting. The Bank's proxy will entitle the participant to vote in person all whole shares of Common Stock credited to the participant's Plan account.

         Shares of Common Stock registered in a participant's own name may be voted in person or by proxy in the same manner as shares held by non-participating shareholders, and the voting of such shares will not be affected by the foregoing voting procedures applicable to shares held by the Bank under the Plan.

Withdrawal from the Plan

         A participant may withdraw from the Plan at any time by notifying the Bank in writing that the participant wishes to withdraw from participation. A participant will not be able, however, to re-enter the plan for a period of one
(1) year following his or her withdrawal. All certificates or cash payments described below will be sent to the withdrawing participant within 30 days from the Bank's receipt of such notice of withdrawal.

         Upon a participant's withdrawal from the Plan, the participant will be sent a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant's account under the Plan as of the date of withdrawal. The cash payment for a fraction of a share will be based upon the purchase price of the Corporation's Common Stock under the Plan for the immediately preceding quarter.

Amendment and Termination of the Plan

         The Board of Directors of the Corporation reserves the right to amend, modify, suspend or terminate the Plan at any time. All participants will receive, within a reasonable time, a notice of any such material amendment or modification or of any suspension or termination. No suspension, amendment or termination of the Plan will affect any previously executed transaction.

         Upon the termination of the Plan, each participant will receive a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant's account under the Plan as of the date of termination. The cash payment for a fraction of a share will be based upon the purchase price of the Corporation's Common Stock under the Plan for the immediately preceding quarter.

Federal Income Tax Consequences

         In general, a participant in the Plan will have the same federal income tax consequences as other holders of Common Stock with respect to dividends payable on shares credited to the participant's Plan account and on shares held by the participant directly. Under Internal Revenue Service rulings applicable to dividend reinvestment plans similar to the Plan, a participant will be treated for federal income tax purposes as having received, on each Dividend Payment Date which includes the payment of dividends, a dividend equal to the full amount of the cash dividend payable on such date with respect to the shares credited to the participant's Plan account and the shares held by the participant directly even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of shares for the participant's account.

         The tax basis of shares acquired under the Plan will be the purchase price for the shares as determined herein. For shares acquired directly from the Corporation under the Plan, the holding period begins the day after the applicable Dividend Payment Date. For shares acquired in the open market under the Plan, the holding period begins on the purchase date.

         A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account under the Plan, either upon the participant's request for such certificates or upon withdrawal from or termination of the Plan. However, a participant who receives the proceeds of a sale of any whole share sold for the participant upon the participant's withdrawal from the Plan, or who receives a cash payment for a fractional share credited to the participant's account upon withdrawal from or termination of the Plan, will realize gain or loss measured by the difference between the amount of the cash received and the price at which the whole or fractional share was credited to the participant's account. Such gain or loss will be capital in character if the whole or fractional share was a capital asset in the hands of the participant.

         In the case of a foreign shareholder who elects to have his or her dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such shareholder, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.

         THE DISCUSSION OF TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM THEIR PARTICIPATION IN THE PLAN, AND THE SUBSEQUENT DISPOSAL OF SHARES PURCHASED PURSUANT TO THE PLAN, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

Responsibility of the Corporation and the Bank Under the Plan

         The Corporation and the Bank, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death.

         Participants should recognize that neither the Corporation nor the Bank can assure them of a profit or protect them against a loss on the shares purchased under the Plan.

Correspondence Regarding the Plan

         All correspondence regarding the Plan should be addressed to:

                        FARMERS NATIONAL BANK OF CANFIELD
                               20 South Broad St.
                                  P. O. Box 555
                              Canfield, Ohio 44406
                            Attention: Carl D. Culp,
                        Executive Vice President and CFO
                                  330-533-3341

         Please refer to the Farmers National Banc Corp. Amended Dividend Reinvestment Plan on all correspondence.

                                 USE OF PROCEEDS

         The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of Common Stock pursuant to the Plan, when and as received, to increase the Corporation's capital and for other general corporate purposes. The net proceeds from the sale of shares of Common Stock purchased in the open market pursuant to the Plan will be applied to the purchase price and expenses of acquiring such shares in the market.

                                 TRADING MARKET


         There is at present no established public trading market for the Corporation's Common Stock and no assurance can be given that a market will develop in the future. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and willing sellers of the stock at any given time and such presence is, in turn, dependent upon the individual decisions of the purchasers and sellers over which neither the Corporation nor any broker or market maker has control.

                           DESCRIPTION OF COMMON STOCK

         The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any funds legally available therefor, and are entitled upon liquidation after claims of creditors to receive pro rata the net assets of the Corporation. The holders of common stock are entitled to one vote for each share held and are vested with all of the voting power of the shares. The common stock has no conversion rights. Holders of common stock are generally entitled to pre-emptive rights, subject to certain exceptions described in Article XIII of the Corporation's Articles of Incorporation. Those exceptions include the issuance or offering of Securities pursuant to the terms of a duly adopted dividend reinvestment plan as described. Holders of common stock are not entitled to cumulative voting rights in the election of directors. The shares of common stock issued or to be issued upon receipt of payment therefor by the Corporation, in accordance with the terms set forth in the Plan, will be validly issued, fully paid and non-assessable.

         On March 29, 2001, the Shareholders approved an increase in the authorized number of shares available to the Corporation to 25,000,000 shares. The Amendment was adopted and approved by the Shareholders and the Board of Directors in accordance with the Articles of Incorporation and Code of Regulations of the Corporation and Ohio General Corporation Law.

                                  LEGAL OPINION

         Certain legal matters related to the Common Stock offered hereby will be passed upon for the Corporation by Cooper & Walinski, LPA, 5630 N. Main Street, Sylvania, Ohio, 43560 (419) 882-0594. Neither contingent fees nor any interest in the Corporation of any nature will be received by any named experts or counsel for services rendered in connection with this registration.

                                     EXPERTS

         The audited consolidated financial statements of the Corporation incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Hill, Barth & King LLC, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein in reliance upon the authority of such firm as experts in giving such reports.

                                 INDEMNIFICATION


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

         Farmer's National Banc Corp. (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices formerly at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents and information filed by the Corporation with the Commission are hereby incorporated by reference in this Prospectus:

         (i) Annual Report on Form 10-K filed for its most recent fiscal year;

         (ii) Quarterly Reports on Form 10-Q filed since its most recent Annual Report on Form 10-K;

         (iii) Proxy Statement filed in connection with its most recent Annual Meeting of Stockholders; and

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Corporation will provide upon oral or written request and without charge to each person to whom this Prospectus is delivered a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:

                        Farmers National Bank of Canfield
                              20 South Broad Street
                                  P. O. Box 555
                              Canfield, Ohio 44406
    Attn: Carl D. Culp, Executive Vice President and Chief Financial Officer
                                 (330) 533-3341

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration fee...................................... $  1,901.25
Printing and mailing expenses (estimated)................. $  2,000.00
Accounting fees and expenses.............................. $  1,000.00
Blue sky fees and expenses.................................$      0.00
Legal fees and expenses....................................$ 10,000.00
Miscellaneous..............................................$      0.00

     Total..................................................$14,901.25


ITEM 15..INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Ohio Revised Code Section 1701.13(E) (incorporated herein by reference as Exhibit 99.1) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

         Article X, Section B, of the Articles of Incorporation of Farmers National Banc Corp. provides as follows:

                  The Corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, or investigative, by reason of the fact that he is or was a director of this corporation, or any corporation (hereinafter referred to as "subsidiary corporation") of which more than 50 per cent of the issued and outstanding shares of common stock was or is owned by the corporation at the time such person was or is serving as such director of the "subsidiary corporation", against expenses (including those reasonably incurred by him) in connection with such action, suit, and proceeding if the principal issue of such action, suit, or proceeding involved or involves a contract or transaction by and between the corporation and such "subsidiary corporation" and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the "subsidiary corporation". Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made
         (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of a quorum of the shareholders of the corporation consisting of shareholders who were not parties to such action, suit or proceeding.

ITEM 16. LIST OF EXHIBITS

EXHIBIT NUMBER             DESCRIPTION
--------------             -----------
    4.1                    The Articles of Incorporation, including amendments
                           thereto, for the Registrant.
    4.2                    The Code of Regulations, including amendments
                           thereto, for the Registrant.
    5.1                    Opinion of Cooper & Walinski, LPA as to the legality
                           of the securities being registered.
    23.1                   Consent of Cooper & Walinski, LPA (contained in
                           Exhibit 5.1 and incorporated herein by reference.)
    23.2                   Consent of Hill, Barth & King LLC
    24.1                   Power of Attorney (included with signatures and
                           incorporated herein by reference.)
    99.1                   Section 1701.13 of the Ohio Revised Code.
    99.2                   Farmers National Banc Corp. Dividend Reinvestment
                           Plan Authorization Form.
    99.3                   Share Owner Authorization form for optional cash
                           contributions.
    99.4                   Request for change - Dividend Reinvestment Plan
                           Safekeeping Account.
    99.5                   Notification to Plan Participants regarding
                           Amendments to Plan

ITEM 17. UNDERTAKINGS

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registrant Statement; and

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Canfield, State of Ohio, on October 3, 2001.


                              FARMERS NATIONAL BANC CORP.

                              By:  /S/ FRANK L. PADEN,
                                   --------------------------------------------
                                       Frank L. Paden, President and Secretary

         We, the undersigned directors and officers of Farmers National Banc Corp., do hereby jointly and severally appoint Frank L. Paden and Carl D. Culp our true and lawful attorneys or attorney, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or attorney may deem necessary or advisable to enable First National Banc Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration in Statement on Form S-3, including specifically but without limitation, power of authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto, and we do each hereby ratify and confirm all that said attorneys or attorney shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Oct. 3, 2001                           /s/ Carl D. Culp
                                       -----------------------------------
                                       Carl D. Culp,
                                       Executive Vice President and Treasurer

Oct. 3, 2001                           /s/ William D. Stewart
                                       -----------------------------------
                                       William D. Stewart,
                                       Chairman, Director

Oct. 3, 2001                           /s/ Benjamin R. Brown
                                       -----------------------------------
                                       Benjamin R. Brown,
                                       Director

Oct. 3, 2001                           /s/ Ralph D. Macali
                                       -----------------------------------
                                       Ralph D. Macali,
                                       Director

Oct. 3, 2001                           /s/ Joseph D. Lane
                                       -----------------------------------
                                       Joseph D. Lane,
                                       Director

Oct. 3, 2001                           /s/ David C. Myers
                                       -----------------------------------
                                       David C. Myers,
                                       Director

Oct 3, 2001                            /s/ Edward A. Ort
                                       -----------------------------------
                                       Edward A. Ort,
                                       Director

Oct. 3, 2001                           /s/ Ronald V. Wertz
                                       -----------------------------------
                                       Ronald V. Wertz,
                                       Director

                                  EXHIBIT INDEX


EXHIBIT NUMBER                      DESCRIPTION

    4.1 The Articles of Incorporation, including amendments thereto, for the Registrant.
    4.2 The Code of Regulations, including amendments thereto, for the Registrant.
    5.1 Opinion of Cooper & Walinski, LPA as to the legality of the securities being registered.
    23.1                   Consent of Cooper & Walinski, LPA (contained in
                           Exhibit 5.1 and incorporated herein by reference.)
    23.2                   Consent of Hill, Barth & King LLC
    24.1 Power of Attorney (included with signatures and incorporated herein by reference.)
    99.1                   Section 1701.13 of the Ohio Revised Code.
    99.2 Farmers National Banc Corp. Dividend Reinvestment Plan Authorization Form.
    99.3 Share Owner Authorization form for optional cash contributions.
    99.4                   Request for change - Dividend Reinvestment Plan
                           Safekeeping Account.
    99.5                   Notification to Plan Participants regarding
                           Amendments to Plan.